UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
_________

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 5, 2007

EMTEC, INC.
E(Exact name of registrant as specified in its charter)

Delaware	0-32789	87-0273300
(State or other	(Commission	(IRS Employer
jurisdiction of incorporation)	File Number)	Identification Number)

525 Lincoln Drive
5 Greentree Center,
Suite 117 Marlton, New Jersey 08053
(Address of principal executive offices, including Zip Code)

Registrant's telephone number, including area code: (856) 552-4204

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1.	Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

Amended and Restated Employment Agreements

Ronald Seitz. On February 5, 2007, Emtec, Inc. (the “Company”) entered an amended and restated employment agreement with Ronald Seitz pursuant to which Mr. Seitz will serve as the Company’s President of Emtec Systems Group for an initial period commencing on February 5, 2007, and terminating on August 31, 2008. This term may be extended annually for additional one-year periods with the mutual consent of Mr. Seitz and the Company. Under the terms of this agreement, Mr. Seitz is entitled to receive a base salary of $250,000, increasing by 5% on the 5th day of August each year during the initial period, and during the initial period beginning with the fiscal year ended August 31, 2007, he will participate in the Company’s Annual Incentive Plan as maintained by the Company for the benefit of senior executives. In addition, Mr. Seitz will receive a bonus of $60,000 in connection with the execution of the agreement.

Mr. Seitz’s employment is subject to early termination in the event of his death or disability or in the event that either he or the Company elects to terminate his employment. In the event his employment is terminated for any reason during the term of the agreement, Mr. Seitz will be entitled to any earned but unpaid base salary through the date of termination and to all amounts payable and benefits accrued under any applicable plan, policy, program, or practice of the Company in which he was a participant during his employment with the Company in accordance with the terms of the employment agreement. If Mr. Seitz’s employment is terminated by the Company without cause or his employment terminates in the event of his death or disability, he will be entitled to his base salary for the entire initial term of employment and a pro-rata bonus payment for the year of his termination, as set forth in the employment agreement.

Keith Grabel. On February 5, 2007, Westwood Computer Corporation, a wholly-owned subsidiary of the Company (“Westwood”), entered an amended and restated employment agreement with Keith Grabel pursuant to which Mr. Grabel will serve as Westwood’s President – Sales and Marketing for an initial period commencing on February 5, 2007, and terminating on April 15, 2009. The term will automatically be extended for one (1) additional year at the end of the initial term, and again each successive year thereafter. Such annual extensions may cease by either party delivering written notice of such cessation to the other party with at least sixty (60) days notice. Under the terms of the agreement, Mr. Grabel is entitled to receive an annual base salary of $250,000 in each of the first three years of the agreement term. Mr. Grabel’s base salary for each year will be increased to $275,000 in the event that Westwood terminates its employment agreement with Mary Margaret Grabel.

Mr. Grabel’s employment is subject to early termination in the event of his death or disability or in the event that either he or Westwood elects to terminate his employment under certain circumstances. In the event that Mr. Grabel terminates his employment by resigning without good reason, he will be entitled to any earned but unpaid base salary through the date of termination. If Mr. Grabel otherwise terminates his employment during the term of the agreement, Mr. Grabel will be entitled to (i) any earned but unpaid base salary through the date of termination, (ii) a pro rata portion of his termination salary, which shall be (a) $150,000 for the first year of the term of employment, (b) $200,000 for the second year of the term of employment and (c) $250,000 for the third year of the term of employment, (iii) payment for accrued vacation days, (iv) all amounts payable and benefits accrued under any applicable plan or arrangements of the company, and (v) payments due under the terms of the note (the “Grabel Note”) made by Westwood in favor of Mr. Grabel on February 5, 2007 in the principal amount of $671,300. If Westwood terminates Mr. Grabel’s employment for any reason, Mr. Grabel will be entitled to (i) any earned but unpaid base salary through the date of termination, (ii) base salary for the balance of the agreement term, (iii) payment for accrued vacation days, (iv) all amounts payable and benefits accrued under any applicable plan or arrangements of the company, (v) all amounts due under the Grabel Note and (vi) all amounts due under the note in the amount of $750,000 made by Westwood in favor of Four Kings Management LLC.

Mary Margaret Grabel. On February 5, 2007, Westwood entered an amended and restated employment agreement with Mary Margaret Grabel pursuant to which Ms. Grabel will serve as Westwood’s Vice President for an initial period commencing on February 5, 2007, and terminating on April 15, 2009. The term will automatically be extended for one (1) additional year at the end of the initial term, and again each successive year thereafter. Such annual extensions may cease by either party delivering written notice of such cessation to the other party with at least sixty (60) days notice. Under the terms of this agreement, Ms. Grabel is entitled to receive an annual base salary of $25,000 in each of the first three years of the agreement term.

Ms. Grabel’s employment is subject to early termination in the event of her death or disability or in the event that either she or Westwood elects to terminate her employment under certain circumstances. In the event her employment is terminated by either Westwood or Ms. Grabel during the term of the agreement, Ms. Grabel will be entitled to (i) any earned but unpaid base salary through the date of termination, (ii) payment for accrued vacation days, and (iii) all amounts payable and benefits accrued under any applicable plan or arrangements of the company.

Promissory Notes

Keith Grabel. On February 5, 2007 in connection with the entry into an amended and restated employment agreement with Mr. Grabel, Westwood issued a subordinated promissory note to Keith Grabel in the principal amount of $671,300. Interest on the unpaid principal balance of the note is payable at a rate of five percent (5%) per annum. The note reaches maturity on April 16, 2009. Until that date, Westwood must monthly pay to Mr. Grabel 3.70% of the principal amount and all interest then accrued and unpaid on the note. The Company has guaranteed payment of all amounts due under the note pursuant to a guaranty dated February 5, 2007.

Mary Margaret Grabel. On February 5, 2007 in connection with the entry into an amended and restated employment agreement with Ms. Grabel, Westwood issued a subordinated promissory note to Mary Margaret Grabel in the principal amount of $655,600. Interest on the unpaid principal balance of the note is payable at a rate of five percent (5%) per annum. The note reaches maturity on April 16, 2009. Until that date, Westwood must monthly pay to Ms. Grabel 3.70% of the principal amount and all interest then accrued and unpaid on the note. The Company has guaranteed payment of all amounts due under the note pursuant to a guaranty dated February 5, 2007.

DARR Global Holdings, Inc. On February 5, 2007 in connection with the termination described in Item 1.02 below of the Management Services Agreement between it and DARR Global Holdings, Inc. (“DARR Global”), Westwood issued a subordinated promissory note to DARR Global. The principal amount of the note is $1,002,900, and interest on the unpaid principal amount is payable at a rate of five percent (5%) per annum. Westwood must repay the note at a rate of $250,000 per annum in monthly principal payments of $20,833 and all interest then accrued and unpaid on the note. However, if either (i) the Company achieves a defined EBITDA target or (ii) all amounts due under the notes issued to Mr. Grabel, Ms. Grabel and Four Kings Management LLC are paid in full, then Westwood must repay the note at a rate of $350,000 per annum. The Company has guaranteed payment of all amounts due under the note pursuant to a guaranty dated February 5, 2007. DARR Global is a management consulting firm that is 100% owned by Mr. Dinesh Desai, the Company’s Chairman and Chief Executive Officer.

Restricted Stock Awards

In connection with their entry into amended and restated employment agreements on February 5, 2007, Mr. Grabel and Mr. Seitz will receive awards pursuant to the Company’s Senior Management Annual Incentive Plan, approved by the Company on November 3, 2006. The awards will consist of restricted stock granted under the Company’s 2006 Stock-Based Incentive Compensation Plan.

The Compensation Committee of the Board of Directors approved the payment of such awards on November 3, 2006 in the amounts set forth in the table below, contingent upon the entry by Mr. Grabel and Mr. Seitz into amended and restated employment agreements. The number of shares was calculated based upon the closing stock price of $1.24 per share of the Company’s common stock on the NASDAQ OTC stock exchange on November 1, 2006.

Name	Restricted Shares

Ronald Seitz	100,806

Keith Grabel	100,806

The shares of restricted stock vest in 25% increments over four years from the date of grant, provided that the recipient remains employed by the Company.

Item 1.02 Termination of a Material Definitive Agreement.

On February 5, 2007, in connection with the issuance of the promissory note to DARR Global Holdings, Inc. described under Item 1.01 above, Westwood and DARR Global terminated the Management Services Agreement dated April 16, 2004. Under the terms of the agreement, DARR Global charged Westwood a monthly management fee of $29,166. DARR Global is a management consulting firm that is 100% owned by Mr. Dinesh Desai, the Company’s Chairman and Chief Executive Officer.

Section 2.	Financial Information.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 by reference.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

EMTEC, INC.

Dated: February 9, 2007	/s/ Stephen C. Donnelly
Name: Stephen C. Donnelly
Title: Chief Financial Officer